Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PROMANA SOLUTIONS, INC.

(Pursuant to Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes)

The present name of the corporation is Promana Solutions, Inc. The corporation was incorporated under the name “Promana Solutions, Inc.” by the filing of its original Articles of Incorporation with the Secretary of State of the State of Nevada on March 9, 2004. These Amended and Restated Articles of Incorporation of the corporation amends, restates and integrates the corporation’s existing Certificate of Incorporation as heretofore amended or supplemented. These Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes.  Stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power have voted in favor of these Amended and Restated Articles of Incorporation. The existing Articles of Incorporation of the corporation are hereby amended and restated to read in their entirety as follows:

1.	NAME. The name of the corporation is Crownbutte Wind Power, Inc. (the “Corporation”).

2.
ADDRESS. The address of its registered office in the State of Nevada is 8275 S. Eastern Avenue., #200-47, Las Vegas, NV 89123 and the Registered Agent at such address is Corporate Creations Network, Inc.

3.	PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (the “NRS”).

4.	CAPITAL STOCK.

4.1.
 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares of common stock with one vote per share, $0.001 par value per share (the “Common Stock”), and twenty-five million (25,000,000) shares of preferred stock, $ 0.001 par value per share (the “Preferred Stock”). Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) or any committee thereof established by resolution of the Board of Directors pursuant to the By-Laws prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Nevada.

4.2.	No Preemptive Rights. No shares of the capital stock of the Corporation shall be entitled to preemptive rights.

5.	BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

6.	ELECTION OF DIRECTORS.

6.1.
 Number, Election and Term. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. Each director shall hold office until the next annual meeting of, and until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.2.
 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, by a sole remaining director or if there are no directors then in office, by the stockholders.

6.3
No Cumulative Voting. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of Preferred Stock, no holder of stock or of any class or classes or of a series or series thereof shall be entitled to cumulative voting.

7.	INDEMNIFICATION.

7.1.
Power to Indemnify. The Corporation shall have the power to indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding. The Corporation shall have the power to enter into agreements providing any such indemnity.

7.2.
 Expenses. The Corporation shall have the power to advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7 or as provided in the By-Laws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

7.3.
 Non-exclusivity. The indemnification and other rights provided for in this Article 7 shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

7.4.
 Future Changes. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Amended and Restated Articles of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

8.
COMPROMISE OR SETTLEMENT PROPOSALS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of NRS Section 78A.140 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of NRS Section 78.590 order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9.
ACTION OF STOCKHOLDERS. Any action required or permitted to be taken by the holders of the capital stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

10.
AMENDMENTS. The affirmative vote of the holders of at least a majority of shares of capital stock entitled to vote, voting together as a single class, shall be required to amend or repeal any provision in these Amended and Restated Articles of Incorporation or adopt any provision inconsistent with any such provision unless a higher percentage is specified herein, in which case such higher percentage will be applicable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in these Amended and Restated Articles of Incorporation are true under the penalties of perjury this 30th  day of June 2008.

/s/ Manu Kalia
Manu Kalia
President

Attest:

/s/ John T. Felice
John T. Felice
Secretary